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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
PREVIEW SYSTEMS, INC.
(Exact Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
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/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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PREVIEW SYSTEMS, INC.
1195 W. Fremont Blvd.
Sunnyvale, California 94087

April 25, 2000

Dear Stockholders:

    Our Annual Meeting of Stockholders will be held on Friday, May 26, 2000, at 2:00 p.m., Pacific Daylight Savings Time, at the Fairmont Hotel, 170 South Market Street, San Jose, California 95113. You are invited to attend this meeting to give us an opportunity to meet you personally, to allow us to introduce to you the key management of your Company and its directors, and to answer any questions you may have.

    The formal Notice of Meeting, the Proxy Statement, the proxy card and a copy of the Annual Report to Stockholders describing the Company's operations for the year ended December 31, 1999 are enclosed.

    I hope that you will be able to attend the meeting in person. Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. Your shares will be voted at the meeting in accordance with your proxy.

    If you have shares in more than one name, or if your stock is registered in more than one way, you may receive multiple copies of the proxy materials. If so, please sign and return each proxy card you receive so that all of your shares may be voted. I look forward to meeting you at the Annual Meeting.

Very truly yours,
PREVIEW SYSTEMS, INC.
VINCENT PLUVINAGE President, Chief Executive Officer and Director

PREVIEW SYSTEMS, INC.
1195 W. Fremont Blvd.
Sunnyvale, California 94087

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 26, 2000

To the Stockholders of
  PREVIEW SYSTEMS, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PREVIEW SYSTEMS, INC. (the "Company"), a Delaware corporation, will be held at the Fairmont Hotel, 170 South Market Street, San Jose, California 95113 on Friday, May 26, 2000, at 2:00 p.m., Pacific Daylight Savings Time. The purposes of the Annual Meeting will be:

  1.
  To elect the Board of Directors to serve until the next Annual Meeting of Stockholders (Proposal No. 1);

  2.
  To ratify the appointment of Arthur Andersen LLP as the Company's independent accountants for the year ending December 31, 2000 (Proposal No. 2); and

  3.
  To consider and act upon any other matter which may properly come before the meeting or any postponement or adjournment thereof.

    The Board of Directors has fixed the close of business on March 31, 2000, as the record date for determining stockholders entitled to notice of and to vote at the meeting or any postponement or adjournment thereof. Only holders of record of Common Stock of the Company at the close of business on the record date will be entitled to notice of and to vote at the meeting and any postponement or adjournment thereof. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

    All stockholders are cordially invited to attend the Annual Meeting. A review of the Company's operations for the year ended December 31, 1999 will be presented. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD, WHICH YOU MAY REVOKE AT ANY TIME PRIOR TO ITS USE. A prepaid, self-addressed envelope is enclosed for your convenience. Your shares will be voted at the meeting in accordance with your proxy. If you attend the meeting, you may revoke your proxy and vote in person. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

By Order of the Board of Directors,
VINCENT PLUVINAGE President, Chief Executive Officer and Director

Sunnyvale, California
April 25, 2000

PREVIEW SYSTEMS, INC.
1195 W. Fremont Blvd.
Sunnyvale, California 94087

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 26, 2000

Solicitation and Revocation of Proxies

    This Proxy Statement and the accompanying Annual Report to Stockholders, the Notice of Annual Meeting and the proxy card are being furnished to the stockholders of Preview Systems, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Company's 2000 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Fairmont Hotel, 170 South Market Street, San Jose, California 95113 on Friday, May 26, 2000, at 2:00 p.m. Pacific Daylight Savings Time and any postponement or adjournment thereof. The solicitation of proxies by mail may be followed by personal solicitation of certain stockholders, by officers or regular employees of the Company. All expenses of the Company associated with this solicitation will be borne by the Company.

    The two persons named as proxies on the enclosed proxy card, Vincent Pluvinage and G. Bradford Solso, were designated by the Board of Directors. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld) and where a choice has been specified by the stockholder as provided in the proxy card, it will be voted in accordance with the specification so made. Proxies submitted without specification will be voted FOR Proposal No. 1 to elect the nominees for directors proposed by the Board of Directors and FOR Proposal No. 2 to ratify the appointment of Arthur Andersen LLP as independent accountants for the Company.

    A proxy may be revoked by a stockholder prior to its exercise by written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by voting in person at the Annual Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company.

    These proxy materials and the Company's 1999 Annual Report to Stockholders are being mailed on or about April 25, 2000 to stockholders of record on March 31, 2000 of the Company's Common Stock. The principal executive office and mailing address of the Company is 1195 W. Fremont Blvd., Sunnyvale, California 94087.

Voting at the Meeting

    The shares of Common Stock constitute the only class of securities entitled to notice of and to vote at the meeting. In accordance with the Company's Bylaws, the stock transfer records were compiled on March 31, 2000, the record date set by the Board of Directors, for determining the stockholders entitled to notice of, and to vote at, this meeting and any postponement or adjournment thereof. On that date, there were 16,811,178 shares of Common Stock outstanding and entitled to vote.

    Each share of Common Stock outstanding on the record date is entitled to one vote per share at the Annual Meeting. Shares of Common Stock may not be voted cumulatively.

    Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the meeting. All other matters submitted to the stockholders will require the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present, as required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as negative votes for purposes of determining the approval of any matter submitted to the stockholders for a vote.

    Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR the election of directors, FOR ratification of the appointment of the designated independent auditors, and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general requirements of Delaware law concerning voting of shares and determination of a quorum.

    The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

ELECTION OF DIRECTORS
(Proposal No. 1)

    At the Annual Meeting, the stockholders will elect seven directors to serve until the 2001 Annual Meeting of Stockholders or until their respective successors are elected and qualified. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board may be reduced in accordance with the Bylaws of the Company. As of the date of this Proxy, the Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

    Assuming a quorum is present, the seven nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of the Company for the ensuing year.

Stockholders are not entitled to cumulate votes in the election of directors. Unless marked otherwise, proxies received will be voted FOR the election of each of the seven nominees named below.

Name	Age
Bruce R. Bourbon(2)	58
Gerard H. Langeler(2)	49
Donald L. Lucas(1)	70
Vincent Pluvinage	41
Gary Rieschel(1)	43
R. Douglas Rivers(1)	43
Jo Ann Heidi Roizen(2)	42

(1)
Member of the Audit Committee

(2)
Member of the Compensation Committee

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
"FOR"
THE ELECTION OF ALL NOMINEES.

BOARD OF DIRECTOR AND NOMINEE BIOGRAPHICAL INFORMATION

    Set forth below, as of the Record Date, is certain biographical information for each director and nominee. There are no family relationships between any of the Board members or executive officers of the Company.

    Vincent Pluvinage, President, Chief Executive Officer and Director, joined Preview Software in June 1997 and has been with Preview Systems since the mergers of Preview Software and Portland Software in August 1998. Prior to joining Preview Software, Dr. Pluvinage led the research and development, international operations, business development and strategic marketing efforts for ReSound Corporation, a developer of advanced hearing technologies, where he held a variety of senior management positions from March 1987 to May 1997. From June 1985 to March 1987, Dr. Pluvinage was a member of the technical staff at AT&T Bell Labs, a developer of advanced communication products, and participated in the spin-off of technologies from AT&T Bell Labs to ReSound. Dr. Pluvinage completed the Advanced Executive Management program at Stanford University and holds a Ph.D. degree in Bioengineering from the University of Michigan and an M.S. degree, summa cum laude, in Applied Physics Engineering from the Universite Catholique de Louvain in Belgium.

    Bruce R. Bourbon has served as a director of Preview Systems since the mergers of Preview Software and Portland Software in August 1998 and, prior to that, served as a director of Preview Software beginning in 1997. Mr. Bourbon is currently a Managing General Partner of Telos Venture Partners, a venture capital investment fund, where he has been a general partner since December 1995. From 1994 to 1995, Mr. Bourbon was an independent management consultant. From 1990 to 1994, he was President and Chief Executive Officer of Vertex Semiconductor, a high-end ASIC gate arrays company. From 1991 to 1994, Mr. Bourbon was Vice President of Marketing for Toshiba America, an electronic component provider. From 1987 to 1990, Mr. Bourbon served as Vice President of Marketing at Cadence Design Systems, a software company. He holds a B.S. degree in Electrical Engineering from California State Polytechnic University and an M.S. degree in Electrical Engineering from University of California, Los Angeles.

    Gerard H. Langeler has served as Chairman of the Board of Directors of Preview Systems since the mergers of Preview Software and Portland Software in August 1998 and, prior to that, served as a director of Portland Software beginning in 1996. Since 1992, he has been a General Partner with Olympic Venture Partners, a venture capital investment firm. Prior to joining Olympic Venture Partners, he was a co-founder of Mentor Graphics Corporation, a software company, where he served in a number of roles from 1981 to

1992, including President and Chief Operating Officer. He currently serves as a director for Vascular Solutions, 800.com, Captivate Networks, and Webridge, all privately-held companies. Mr. Langeler holds an A.B. degree in Chemistry from Cornell University and an M.B.A. degree from Harvard Business School.

    Donald L. Lucas has served as a director of Preview Systems since the mergers of Preview Software and Portland Software in August 1998 and, prior to that, served as a director of Preview Software beginning in 1997. Since 1967, Mr. Lucas has been involved in venture capital activities as a private individual. Mr. Lucas currently serves as a director for Cadence Design Systems, Inc., Coulter Pharmaceutical, Inc., Macromedia, Inc., Oracle Corporation, Transcend Services, Inc. and Tricord Systems, Inc. Mr. Lucas also serves as a director for several privately held companies. He holds a B.A. degree in Economics and an M.B.A. degree from Stanford University.

    Gary E. Rieschel has served as a director of Preview since July 1999. Mr. Rieschel is the Executive Managing Director of SOFTBANK Technology Ventures, a venture fund focused on early stage Internet companies. Since joining SOFTBANK in January 1996, he has led SOFTBANK's venture capital activities in the United States. Mr. Rieschel has over fifteen years experience in the high technology field, including holding executive positions at nCUBE, a provider of broadcast video, as Vice President Marketing in 1995; Cisco Systems, a provider of a computer networking products, as Director Worldwide Channels from 1993 to 1994; Sequent Computer Systems, a computer software company, as Director and General Manager from 1992 to 1993; and Intel Corporation, a semiconductor and computer company, from 1979 to 1982. Mr. Rieschel spent over four years in Tokyo as General Manager of Sequent Computer Systems' Asian operations. He serves as a director for Message Media, Inc. and Net2Phone, Inc. and is a member of SOFTBANK's Global Executive Board. Mr. Rieschel holds a B.A. degree in Biology from Reed College and an M.B.A. degree from Harvard Business School.

    R. Douglas Rivers has served as a director of Preview Systems since the mergers of Preview Software and Portland Software in August 1998 and, prior to that, served as Chairman of Preview Software beginning in 1996. Dr. Rivers is co-founder, President and Chief Executive Officer of InterSurvey, a provider of Internet-based market research services. Dr. Rivers was a co-founder and Partner at Pacific Economics Group, an economic consulting firm, from 1997 to 1998, and a Senior Economist at Arthur Andersen LLP, an accounting firm, from 1992 to 1997. Since 1989, Dr. Rivers has been a Professor of Political Science at Stanford University and, since 1994, a Senior Fellow at the Hoover Institution. From 1987 to 1989, Dr. Rivers was an Associate Professor of Political Science at University of California, Los Angeles. From 1983 to 1987, Dr. Rivers was an Assistant Professor of Political Science at the California Institute of Technology. From 1980 to 1983, Dr. Rivers was an Assistant Professor of Government at Harvard University. Dr. Rivers holds a Ph.D. degree in Political Science and Economics from Harvard University and a B.A. degree in Political Science from Columbia University.

    Jo Ann Heidi Roizen has served as a director of Preview Systems since the mergers of Preview Software and Portland Software in August 1998 and, prior to that, served as a director of Preview Software beginning in 1997. Ms. Roizen is a venture partner with SOFTBANK Technology Ventures, a venture fund focused on early stage Internet companies. Prior to joining SOFTBANK in April 1999, Ms. Roizen was Vice President of Worldwide Developer Relations for Apple Computer, a computer manufacturer, from 1996 to 1997. From 1983 to 1996, she was CEO of T/Maker Company, a software developer and publisher. Ms. Roizen serves as a director for Great Plains Software. She is also an advisory board member of Time Domain Corporation, Garage.com and the Microsoft Silicon Valley Developer Center. Ms. Roizen is also a member of the Stanford Board of Trustees Nominating Committee. Ms. Roizen is a past president of the Software Publishers' Association and has served as a Public Governor of the Pacific Exchange. Ms. Roizen holds an A.B. degree in English and an M.B.A. degree from Stanford University.

Meetings and Committees of the Board of Directors

    The Board of Directors held 11 regular meetings during the year ended December 31, 1999. The Board of Directors has an audit committee and a compensation committee. No Director, except for Mr. Rieschel, attended fewer than 75 percent of the meetings of the Board of Directors and committees thereof, if any, during the period that he or she was a member of the Board of Directors during 1999.

    During 1999, the Audit Committee was composed of Mr. Lucas, Mr. Rieschel and Dr. Rivers, all outside directors who are not, and have not been at any time in the past, officers of the Company. The Audit Committee reviews the Company's financial statements and accounting practices and makes recommendations to the Board regarding the selection of independent auditors. The Audit Committee held one meeting in 1999.

    During 1999, the Compensation Committee was composed of Mr. Langeler, Mr. Bourbon and Ms. Roizen, all outside directors who are not, and have not been at any time in the past, officers of the Company. The Compensation Committee makes recommendations to the Board concerning salaries and incentive compensation for the Company's officers and employees and administers the Company's employee benefit plans. The Compensation Committee held four meetings during 1999.

    The Board of Directors does not have a Nominating Committee.

DIRECTOR COMPENSATION

    None of the Company's directors is paid any fee or other compensation for acting as a director, although directors are reimbursed for reasonable expenses incurred in attending board or committee meetings. Directors who are also employees of the Company are eligible to participate in our 1998 Stock Option Plan, our 1999 Executive Stock Option Plan and our 1999 Employee Stock Purchase Plan. Directors who are not employees of the Company are eligible to participate in our 1999 Directors' Stock Option Plan (the "Directors' Plan"). In December 1999, upon the completion of the Company's initial public offering, each non-employee director received options to purchase 10,000 shares of the Company's Common Stock.

    The Directors' Plan provides that each person who becomes a non-employee director of the Company after the completion of its initial public offering will be granted a nonstatutory stock option to purchase 20,000 shares of Common Stock on the date on which the individual first becomes a member of the Board of Directors of the Company. Thereafter, on the date of each annual meeting of the Company's stockholders at which such director is elected, each such non-employee director shall be granted an additional option to purchase 10,000 shares of Common Stock if, on such date, he or she shall have served on the Company's Board of Directors for at least six months. Each of the nominees for director will have served for more than six months at the time of the Annual Meeting, and so will receive options to purchase 10,000 shares of the Company's Common Stock under the Directors' Plan if they are reelected to the Board at the Annual Meeting. All stock options granted under the Directors' Plan shall have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant and shall be exercisable in full immediately upon grant.

SELECTION OF INDEPENDENT ACCOUNTANTS
(Proposal No. 2)

    The Board of Directors has appointed Arthur Andersen LLP, independent accountants, as auditors of the Company for the year ending December 31, 2000, subject to ratification by the stockholders. In the absence of contrary specifications, the shares represented by the proxies will be voted FOR the appointment of Arthur Andersen LLP as the Company's independent accountants for the year ending December 31, 2000.

    A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting. The representative will be given the opportunity to make a statement on behalf of his firm if such representative so desires, and will be available to respond to appropriate stockholder questions. Arthur Andersen LLP was the Company's independent accountant for the year ended December 31, 1999.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF
THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS
OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2000.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of March 31, 2000, certain information furnished to the Company with respect to ownership of the Company's Common Stock of (i) each Director, (ii) the "named executive officers" (as defined under "Executive Compensation"), (iii) all persons known by the Company to be beneficial owners of more than 5 percent of its Common Stock, and (iv) all current executive officers and Directors as a group.

	Common Stock
Stockholder(1)	Number of Shares(2)	Percent of Shares Outstanding(3)
SOFTBANK Technology Ventures(4) 333 W. San Carlos St., Suite 1225 San Jose, CA 95110	1,190,476	7.08%
J P Morgan & Co., Inc.(5) 60 Wall Street New York, NY 10260	956,257	5.69%
Jo Ann Heidi Roizen(6)	1,228,184	7.29%
Gary E. Rieschel(6)	1,200,476	7.14%
Bruce R. Bourbon(7)	733,261	4.36%
R. Douglas Rivers(8)	642,419	3.82%
Gerard H. Langeler(9)	611,876	3.64%
Donald L. Lucas(10)	493,424	2.93%
Vincent Pluvinage	493,228	2.92%
Frank A. Tycksen, Jr.(11)	156,655	*
David Gregory Kott	108,241	*
Michel A. Floyd	70,369	*
Edward J. Wholihan	67,941	*
Michael W. Davison	27,101	*
All executive officers and directors as a group (18 persons)	5,839,465	33.81%

*
Less than one percent

(1)
Except as otherwise noted, the address of each person listed in the table is c/o Preview Systems, Inc., 1195 W. Fremont Blvd., Sunnyvale, California 94087, and the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

(2)
Includes options or warrants currently exercisable or exercisable within 60 days after March 31, 2000 for shares of the Company's Common Stock as follows:

Name	Shares Subject to Options
Jo Ann Heidi Roizen	37,708
Gary Rieschel	10,000
Bruce Bourbon	10,000
R. Douglas Rivers	10,000
Gerard H. Langeler	10,000
Donald L. Lucas	10,000
Vincent Pluvinage	93,228
Frank A. Tycksen, Jr.	37,456
David Gregory Kott	87,694
Michel A. Floyd	65,187
Edward J. Wholihan	17,942
Michael W. Davison	27,101

Shares Subject to Warrants

R. Douglas Rivers	3,750
All executive officers and directors as a group (options and warrants)	462,737
(3)
Applicable percentage of ownership is based on 16,811,178 shares of Common Stock outstanding as of March 31, 2000 together with applicable options for such stockholders. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days after March 31, 2000 are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.

(4)
Mr. Rieschel and Ms. Roizen are general partners of SOFTBANK Technology Ventures. Each of them disclaims beneficial ownership of these shares except to the extent of his or her pecuniary interest in them.

(5)
The following information is obtained solely from a Form 13G filing prepared by J. P. Morgan & Co. Incorporated ("J. P. Morgan"). J.P. Morgan is the parent holding company of Morgan Guaranty Trust Company of New York, a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934 and J. P. Morgan Investment Management, Inc. and J. P. Morgan Florida Federal Savings Bank, both of which are investment advisers registered under Section 203 of the Investment Advisers Act of 1940. J.P. Morgan has sole voting power with respect to 49,725 shares and sole dispositive power with respect to 63,400 shares.

(6)
Includes 1,190,476 shares held by SOFTBANK Technology Ventures.

(7)
Mr. Bourbon is a Managing Member of Telos Management LLC, the General Partner of Telos Venture Partners, LP, the holder of the 723,261 shares represented. He disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the shares.

(8)
Includes 8,375 shares over which Dr. Rivers has voting power because of his capacity as co-trustee of three trusts containing shares of our common stock, for which he disclaims beneficial ownership.

(9)
Consists of:

•
579,847 shares held directly by Olympic Venture Partners III, LP; and

  •
  22,029 shares held directly by OVP III Entrepreneurs Fund.

  Mr. Langeler is a General Partner of OVMC III, the General Partner of Olympic Venture Partners III, LP and OVP III Entrepreneurs Fund. He disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in them.

(10)
Consists of:

•
57,601 shares held by the Donald L. Lucas Profit Sharing Trust dated 1/1/84;

•
68,031 shares held directly by the Donald L. Lucas & Lygia S. Lucas Trust dated 12/3/84;

•
102,792 shares held by Sand Hill Financial Corporation; and

•
255,000 shares held by Teton Capital Company.

  Mr. Lucas is the trustee for the Donald L. Lucas Profit Sharing Trust dated 1/1/84 and the Donald L. Lucas & Lygia S. Lucas Trust dated 12/3/84. He also is a General Partner of Teton Capital Company and Sand Hill Financial Corporation. He disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in them.

(11)
Includes 7,773 shares held by members of Mr. Tycksen's family.

EXECUTIVE OFFICERS

    The Company's executive officers, their ages and the positions they held as of March 31, 2000 are as follows:

Name	Age	Position
Vincent Pluvinage	41	President, Chief Executive Officer and Director
G. Bradford Solso	43	Chief Operating Officer and Chief Financial Officer
Jeffrey E. Brown	31	Vice President, Professional Services
Michael W. Davison	42	Vice President, Operations and Planning
Murali Dharan	38	Senior Vice President, Marketing
Michel A. Floyd	41	Vice President, Engineering
Cay S. Horstmann	40	Vice President, Chief Technology Officer
Michael J. Pinkman	39	Vice President, Worldwide Sales
Frank A. Tycksen, Jr.	36	Vice President and Co-Founder
Patrick Reutens	41	Vice President, Strategic Licensing and Intellectual Property
Roger Rowe	38	Vice President, Corporate Controller
Edward J. Wholihan	40	Vice President, Business Development

    For information on the business background of Mr. Pluvinage see "Board of Director and Nominee Biographical Information" above.

    G. Bradford Solso, Chief Operating Officer and Chief Financial Officer, joined the Company in July 1999. Prior to joining the Company, Mr. Solso was the acting Chief Financial Officer of Convoy Corporation, a software company, from April 1999 to July 1999. From November 1998 to January 1999, Mr. Solso was the Chief Financial Officer of Aloha Networks, Inc., an Internet service provider. From October 1997 to August 1998, Mr. Solso was Vice President and Chief Financial Officer of iPass, Inc., an Internet service provider. From November 1995 to August 1997, Mr. Solso was Chief Financial Officer of CATS Software, Inc., a risk management software company. Prior to 1995, Mr. Solso served for 14 years at Visa International, a financial services company, in a variety of management positions, most recently as Senior Vice President, where he was responsible for all treasury activities including settlement operations, capital markets activities and risk management. Mr. Solso holds a B.A. degree in Business Administration from California State University, San Francisco. He is a certified public accountant.

    Jeffrey E. Brown, Vice President, Professional Services, joined the Company in July 1999. Prior to joining the Company, Mr. Brown was with Andersen Consulting, a business consulting firm, from November 1991 to July 1999, most recently serving as a senior manager. From 1996 through 1999, Mr. Brown managed an Andersen Consulting Internet solution center, where he was responsible for delivering large-scale e-commerce solutions for companies. Mr. Brown holds a B.S. degree in Mathematics from the University of Washington.

    Michael W. Davison, Vice President, Operations and Planning joined Preview Software in March 1998 and has been with Preview Systems since the mergers of Preview Software and Portland Software in August 1998. Prior to joining Preview Software, Mr. Davison was the Director of Strategic Marketing at Claris Corporation, a software company, from 1992 to 1998, where he was responsible for development and implementation of Claris' online marketing and electronic commerce strategies. From 1990 to 1992, he served as Imaging Market Manager for Informix Software, a relational database supplier. Mr. Davison has also held business development and marketing management positions at several start-up companies in the technology industry. Mr. Davison was chairman of the Software Publishers' Association, Electronic Software Distribution committee and a member of the SPA Internet Section Board. Mr. Davison holds an M.B.A. degree from Santa Clara University and a B.A. degree in History from the University of California at Berkeley.

    Murali Dharan, Senior Vice President, Marketing, joined the Company in March 2000. Prior to joining the Company, Mr. Dharan was Vice President and General Manager for the Broadband Internet Solutions Division at Silicon Graphics, Inc., a computer systems manufacturer, from July 1999 to October 1999. Mr. Dharan also held the position of Vice president of Marketing for the Workstation Division at Silicon Graphics from March 1998 to July 1999. Prior to this, Mr. Dharan was Vice President and General Manager for the Network Attached Storage Business Unit at Quantum Corporation, a computer hardware and storage company, from August 1997 to March 1998. Prior to this, Mr. Dharan managed the Consumer and Commercial Desktop PC business unit at NEC Computer Systems Division, a computer hardware company, from August 1994 to August 1997, as well as serving as Vice President of Enterprise Marketing. Mr. Dharan holds a graduate degree in Computer Science from Indiana University and a M.B.A. degree from Stanford University.

    Michel A. Floyd, Vice President, Engineering, joined Preview Software in August 1997 and has been with Preview Systems since the mergers of Preview Software and Portland Software in August 1998. Prior to joining Preview Software, Dr. Floyd was Vice President of Engineering at Optimal Networks, a developer of network monitoring and analysis tools, from March 1996 to June 1997. From January 1996 to March 1996, Dr. Floyd was Director of Engineering at Cadence Design Systems, a developer of high-level network simulation tools. From September 1995 to December 1995, Dr. Floyd was Vice President of Engineering at Systems & Networks, a developer of network simulation and design tools. From January 1995 to August 1995, he was Vice President of Engineering at Covalent, a developer of commercial print management products. From 1994 to 1995, Dr. Floyd was a Manager at Xsoft, a division of Xerox, where he helped develop an electronic commerce system for commercial printers. Dr. Floyd holds B.S., M.S., and Sc.D. degrees in Aero-Astro Engineering from the Massachusetts Institute of Technology.

    Cay S. Horstmann, Vice President, Chief Technology Officer, joined Preview Software in 1997 and has been with Preview Systems since the mergers of Preview Software and Portland Software in August 1998. Dr. Horstmann is also currently a Professor of Computer Science at San Jose State University. Prior to joining Preview Software, Dr. Horstmann was the President of Horstmann Software, a developer of technical word processing software, from 1986 to 1996. From 1990 to 1996, Dr. Horstmann was active as a consultant and as an instructor for Technology Exchange/ACM professional training courses. Dr. Horstmann has authored many books and magazine articles, including columns for C++ Report and Java Report, as well as the Sun Microsystems Press book "Core Java." He holds a Ph.D. degree in Mathematics from the University of Michigan, an M.S. degree in Computer Science from Syracuse University, and a

Diploma in Mathematics and Computer Science from the Christian-Albrechts-University in Kiel, Germany.

    Michael J. Pinkman, Vice President, Worldwide Sales, joined the Company in October 1999. Prior to joining the Company, Mr. Pinkman was Vice President, Worldwide Sales, at HyCurve, Inc., an Internet start-up company, where he was responsible for establishing and maintaining the company's sales organization. From 1990 to 1998, he held a variety of managerial positions at Adobe Systems, Inc., a software company, most recently as Director of Channel Sales, North America. Mr. Pinkman holds a B.A. degree in Business from Lycoming College in Williamsport, Pennsylvania.

    Patrick Reutens, Vice President, Strategic Licensing and Intellectual Property, joined the Company in October 1999. From November 1998 to October 1999, Mr. Reutens was responsible for licensing microprocessor instruction set architectures and cores at MIPS Technologies. From 1991 to 1998, Mr. Reutens was a technology lawyer at two Silicon Valley law firms, Wilson, Sonsini, Goodrich & Rosati and Venture Law Group. Mr. Reutens holds a B.Sc. degree in Physics from the University of Western Australia, a Ph.D. in Physics from the University of Chicago and a J.D. from Yale Law School. Mr. Reutens is a member of the U.S. Patent Bar.

    Roger Rowe, Vice President, Corporate Controller, joined the Company in October 1999. From June 1998 to October 1999, Mr. Rowe held several positions at North Pacific Group, a wholesale trading and distribution company, with his most recent position being Vice President. Prior to this, Mr. Rowe spent 10 years in a variety of management capacities with Mentor Graphics Corporation, a leading supplier of software tools used for electronic design. Mr. Rowe is a certified public accountant and holds a B.S. degree in Finance and Accounting from the University of Idaho.

    Frank A. Tycksen, Jr., Vice President and Co-Founder, co-founded Portland Software in 1994 and has been with Preview Systems since the mergers of Preview Software and Portland Software in August 1998. Prior to joining Portland Software, Mr. Tycksen was employed by Second Nature Software, a software company, as Senior Software Engineer from 1992 to 1994. From 1987 to 1994, Mr. Tycksen was employed by Central Point Software, a software company, as Manager of Data Recovery Utilities, where he co-authored Central Point Software's PC Tools utility. Mr. Tycksen holds A.S. and B.S. degrees in Computer Systems Engineering from the Oregon Institute of Technology.

    Edward J. Wholihan, Vice President, Business Development, joined Portland Software in August 1996 and has been with Preview Systems since the mergers of Preview Software and Portland Software in August 1998. Prior to joining Portland Software, he was employed by McKinsey and Company, a management consulting firm, from 1989 to 1996, where he most recently served as Senior Engagement Manager, developing and implementing marketing, operational, and financial strategies. Mr. Wholihan holds an M.B.A. degree from Stanford University and a B.A. degree in Economics from Yale University.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

    The following table sets forth all compensation awarded to, earned by, or paid to our chief executive officer and each of our other five most highly compensated executive officers, each of whose total cash compensation exceeded $100,000 during fiscal year 1999.

Summary Compensation Table

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Securities Underlying Options (#)	All Other Compen- sation(1)
Vincent Pluvinage President and Chief Executive Officer	1999 1998	$178,333 162,056	$20,000 —	250,000 150,000	$688 229
Michel A. Floyd Vice President, Engineering	1999 1998	146,667 130,091	1,000 —	65,500 35,000	603 201
Michael Davison(2) Vice President, Operations and Planning	1999 1998	130,000 79,558	10,000 7,500	75,000 26,500	570 190
Frank A. Tycksen, Jr. Vice President and Co-Founder	1999 1998	137,500 120,000	— —	50,250 46,047	612 201
Edward Wholihan Vice President, Business Development	1999 1998	136,667 120,000	— —	40,000 96,460	603 201
David Gregory Kott(3) Former Vice President, Sales	1999 1998	175,000 120,000	28,000 32,942	— 117,373	688 229

(1)
Amounts listed under "All Other Compensation" represent term life insurance premiums paid on behalf of the executive officers.

(2)
1998 salary reflects amounts earned from the time Mr. Davison joined the Company on March 30, 1998 through December 31, 1998.

(3)
As of October 15, 1999, Mr. Kott was no longer an officer of the Company.

Stock Options

    The following table contains information concerning the grant of stock options under the Company's stock option plans to the named executive officers in 1999.

Option Grants in Last Fiscal Year

Individual Grants(1)					Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh.)	Expiration Date	5% ($)	10% ($)
Vincent Pluvinage(3)	250,000	11.50%	$9.00	10/26/09	$1,415,013	$3,585,920
Michel A. Floyd	500 15,000 50,000	0.02 0.69 2.30	6.50 8.40 9.00	06/15/09 07/20/09 10/26/09	2,044 79,241 283,003	5,180 200,811 717,184
Michael Davison	50,000 12,500 12,500	2.30 0.58 0.58	6.50 8.40 9.00	03/16/09 07/20/09 10/26/09	204,391 66,034 70,750	517,966 167,343 179,296
Frank A. Tycksen, Jr.	35,000 250 15,000	1.61 0.01 0.69	6.50 6.50 9.00	03/16/09 06/15/09 10/26/09	143,074 1,022 84,901	362,576 2,590 215,155
Edward Wholihan	15,000 5,000 20,000	0.69 0.23 0.92	6.50 8.40 9.00	03/16/09 07/20/09 10/26/09	61,317 26,414 113,201	155,390 66,937 286,874
David Gregory Kott	—	—	—	—	—	—

(1)
Unless otherwise indicated, options granted in 1999 vest as to 25% of the total options granted on the first anniversary of the grant date and as to 1/48th, or 2.08%, of the total each month thereafter, with full vesting occurring on the fourth anniversary of the grant date, in any case as long as the respective individual remains an employee of the Company.

(2)
These calculations are based on certain assumed annual rates of appreciation as required by rules adopted by the Securities and Exchange Commission requiring additional disclosure regarding executive compensation. Under these rules, an assumption is made that the shares underlying the stock options shown in this table could appreciate at rates of 5% and 10% per annum on a compounded basis over the ten-year term of the stock options. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's Common Stock and overall stock market conditions. There can be no assurance that amounts reflected in this table will be achieved.

(3)
Mr. Pluvinage's options vest as follows:

•
As to 125,000 options, vesting will be at the rate of 1/48th, or 2.08%, per month beginning on the first month anniversary of the grant date, and ending on the fourth anniversary of the grant date.

  •
  As to the other 125,000 options, 1/12th, or 8.33%, of the total options will vest on the fourth anniversary of the grant date with an additional 1/12th vesting each month thereafter until full vesting occurs.

Option Exercises and Holdings

    The following table provides information concerning the exercise of options during 1999 and unexercised options held as of the end of the fiscal year, with respect to the named executive officers.

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

Name	Shares Acquired On Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options At FY-End (#) Exercisable/ Unexercisable	Value of Unexercised In-The-Money Options At FY-End ($)(2) Exercisable/ Unexercisable
Vincent Pluvinage	—	$—	64,583/335,417	$4,024,200/$19,375,800
Michel A. Floyd	—	—	49,822/115,678	3,153,885/6,901,177
Michael Davison	—	—	9,759/91,741	619,065/5,382,747
Frank A. Tycksen, Jr.	—	—	21,804/74,493	1,369,802/4,421,247
Edward Wholihan	27,500	192,500	24,831/84,129	1,561,249/5,050,111
David Gregory Kott	—	—	60,926/56,447	3,830,722/3,549,105

(1)
Market value of the underlying securities at exercise date, minus exercise price of the options.

(2)
Market value of the underlying securities at December 31, 1999, $64.875 per share, minus exercise price of the unexercised options.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
CHANGE-IN-CONTROL ARRANGEMENTS

    We have entered into arrangements with certain of the officers listed in the Summary Compensation Table, which provide them with certain benefits in the event of a change of control of us and/or termination of the respective officer's employment with us. A change of control is generally defined as the acquisition of a majority of our stock or sale of all of our assets.

    Under our arrangement with Dr. Pluvinage, in the event of a change of control, 50% of the unvested options granted to Dr. Pluvinage under the Preview Software 1997 plan will immediately vest at the time of the change of control. In addition, if the acquiring company fails to assume or does not provide Dr. Pluvinage with options of equivalent value, the remaining 50% of the unvested options will also immediately vest. Moreover, in the event that Dr. Pluvinage is terminated for any reason other than for cause or his own willful termination, 50% of his unvested options under the Preview Software 1997 plan will immediately vest and he will receive a cash amount equal to one year's base salary.

    Under our arrangements with Messrs. Floyd, Tycksen and Wholihan in the event of a change of control, 50% of certain of their unvested shares under our stock option plans will become fully vested if within 90 days of the change of control they are terminated without cause or experience a material reduction in their responsibilities. For Dr. Floyd, this change of control arrangement applies to options to purchase 100,000 shares of our Common Stock. For Mr. Tycksen, this change of control arrangement applies to options to purchase 45,547 shares of our Common Stock. For Mr. Wholihan, this change of control arrangement applies to options to purchase 60,000 shares of our Common Stock.

    The Company has entered into a termination Agreement with Mr. Kott. Upon his termination, scheduled to occur on May 3, 2000, options to purchase 14,839 shares of our Common Stock that will not have previously vested will vest and become exercisable for a period of sixty days from May 3, 2000. In addition, the Company forgave the principal and interest due and payable by Mr. Kott for a loan from the Company in the principal amount of $55,000. Mr. Kott will remain bound by the previously executed non-competition and confidentiality agreements with the Company.

    Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Stock Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors was composed of Mr. Langeler, Mr. Bourbon and Ms. Roizen during 1999. All members of the Compensation Committee are non-employee, outside directors. The Compensation Committee makes recommendations to the Board concerning salaries and incentive compensation for the Company's officers and employees and administers the Company's employee benefit plans.

Compensation Philosophy and Policies

    The Company's philosophy is to structure executive officer compensation so that it will attract, motivate and retain senior management by providing an opportunity for competitive compensation based on performance. Executive officer compensation includes competitive base salaries and long-term stock- based incentive opportunities in the form of options exercisable to purchase the Company's Common Stock. It is also the policy of the Compensation Committee that, to the extent possible, compensation will be structured so that it meets the "performance-based" criteria as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended and therefore is not subject to federal income tax deduction limitations. The Compensation Committee has the right to waive pre-established performance criteria in granting awards.

Base Salaries

    In setting base salaries that are competitive with other Internet technology companies, the Company reviews salaries of other companies within the same industry. When selecting comparables, the Company attempts to select companies that are similar in many respects, including industry, profitability and life cycle stage of the company. Executives' salaries paid in 1999 were targeted within the 50th to 75th percentile compared to the range of salaries paid by companies reviewed. Many of the companies used for comparisons are also included in the indices used in the Performance Graph.

Bonuses

    Bonuses for 1999 were determined based on specific, predetermined, individual and company performance criteria and were calculated based on a percentage of the officer's base salary.

Stock Option Awards for 1999

    The Company's stock option plans provide for the issuance of incentive and non-qualified stock options to officers and employees of the Company to purchase shares of the Company's Common Stock at an exercise price equal to the fair market value on the date of grant. See "Option Grants in Last Fiscal Year" table for a summary of options granted to the named executive officers during 1999.

Chief Executive Officer Compensation

    Mr. Pluvinage's base salary of $178,333 and bonus of $20,000 were determined in the same manner as the other executives as described in "Base Salaries" and "Bonuses" above. The Compensation Committee's objective in setting Mr. Pluvinage's 1999 compensation was to be competitive with other companies in the Company's industry and to allow for potential compensation based on long-term performance criteria as defined in "Stock Option Awards for 1999" above.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

Gerard H. Langeler
Bruce R. Bourbon
Jo Ann Heidi Roizen

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    None of the members of the compensation committee of the board is an officer or employee of the Company. None of our executive officers serves as a member of a board of directors or compensation committee of any entity that has one or more executive officers serving on our compensation committee.

STOCK PERFORMANCE GRAPH

    The SEC requires that registrants include in their proxy statement a line-graph presentation comparing cumulative five-year stockholder returns on an indexed basis, assuming a $100 initial investment and reinvestment of dividends, of (a) the registrant, (b) a broad-based equity market index and (c) an industry-specific index. The Company completed its initial public offering on December 8, 1999, therefore the graph represents returns since this date. The results achieved for the period from December 8, 1999 through December 31, 1999 are not necessarily indicative of future results. The broad-based market index used is the Nasdaq Stock Market Total Return Index—U.S. and the industry-specific index used is the S&P Computer Software and Services Index.

Company/Index	Annual Percentage Return Year Ended 12/31/98(1)
Preview Systems, Inc.	208.93%
Nasdaq U.S. Index	14.23
S&P Computer Software and Services Index	22.00
Company/Index	Base Period 12/08/99	Indexed Returns Year Ending 12/31/99
Preview Systems, Inc.	$100.00	$308.93
Nasdaq U.S. Index	100.00	114.23
S&P Computer Software and Services Index	100.00	122.00

(1)
Represents return from December 8, 1999, the date the Company began trading, through December 31, 1999.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the 1934 Act requires the Company's directors and executive officers and persons who own more than ten percent of the outstanding shares of the Company's Common Stock (collectively, the "Reporting Persons"), to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of Common Stock and other equity securities of the Company. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company or otherwise in its files and on written representations from certain Reporting Persons that no other reports were required, the Company believes that during the fiscal year ended December 31, 1999, all Reporting Persons complied with all applicable Section 16(a) filing requirements.

STOCKHOLDER PROPOSALS

    Proposals by stockholders intended to be included in the Company's Proxy Statement for its 2001 Annual Meeting must be received by the Company at its principal executive office no later than December 22, 2000.

TRANSACTION OF OTHER BUSINESS

    As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters that may come before this meeting. It is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment if any other matters do properly come before the meeting. Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope. Please act promptly to insure that you will be represented at this important meeting.

    The Company will provide, without charge, on the written request of any beneficial owner of shares of the Company's Common Stock entitled to vote at the Annual Meeting of Stockholders, a copy of the Company's Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission for the Company's fiscal year ended December 31, 1999. Written requests should be mailed to the Secretary, Preview Systems, Inc., 1195 W. Fremont Blvd., Sunnyvale, California 94087.

                      By Order of the Board of Directors:

                      Vincent Pluvinage
                       President, Chief Executive Officer and Director

Dated: April 25, 2000

PREVIEW SYSTEMS, INC.
Proxy for Annual Meeting of Stockholders to be Held on May 26, 2000

    The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and Proxy Statement, each dated April 25, 2000, and hereby names, constitutes and appoints Vincent Pluvinage and G. Bradford Solso, or either of them acting in absence of the other, with full power of substitution, my true and lawful attorneys and proxies for me and in my place and stead to attend the Annual Meeting of the Stockholders of Preview Systems, Inc. (the "Company") to be held at the Fairmont Hotel, 170 South Market Street, San Jose, California 95113 on Friday, May 26, 2000, at 2:00 p.m., Pacific Daylight Savings Time, and at any postponement or adjournment thereof, and to vote all the shares of Common Stock held of record in the name of the undersigned on March 31, 2000, with all the powers that the undersigned would possess if he were personally present.

		FOR all nominees listed below	WITHHOLD authority to vote for all nominees listed below			FOR	AGAINST	ABSTAIN
1.	PROPOSAL 1—Election of Directors	/ /	/ /	2.	PROPOSAL 2—To ratify the appointment of Arthur Andersen LLP as the Company's independent accountants for the year ending December 31, 2000.	/ /	/ /	/ /
To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:
Vincent Pluvinage; Bruce R. Bourbon; Gerard H. Langeler; Gary Rieschel Donald L. Lucas; R. Douglas Rivers; Jo Ann Heidi Roizen				THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 2
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED ABOVE.				3.
					Upon such other matters as may properly come before, or incident to the conduct of the Annual Meeting, the Proxy holders shall vote in such manner as they determine to be in the best interests of the Company. Management is not presently aware of any such matters to be presented for action at the meeting.

THIS PROXY IS SOLICITED BY THE MANAGEMENT OF THE COMPANY. IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2.

Signature(s)	Dated	, 2000

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

I do (    ) do not (    ) plan to attend the meeting. (Please check)

The stockholder signed above reserves the right to revoke this Proxy at any time prior to its exercise by written notice delivered to the Company's Secretary at the Company's corporate offices at 1195 W. Fremont Blvd., Sunnyvale, California 94087, prior to the Annual Meeting. The power of the Proxy holders shall also be suspended if the stockholder signed above appears at the Annual Meeting and elects in writing to vote in person.

QuickLinks

ELECTION OF DIRECTORS (Proposal No. 1)
BOARD OF DIRECTOR AND NOMINEE BIOGRAPHICAL INFORMATION
DIRECTOR COMPENSATION
SELECTION OF INDEPENDENT ACCOUNTANTS (Proposal No. 2)
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS
TRANSACTION OF OTHER BUSINESS